                                                             EXHIBIT 23.3
                                                             ------------




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Genetics Institute, Inc. on Form S-8 of our reports dated December 29, 1992, on our audits of the consolidated financial statements and financial statement schedules of Genetics Institute, Inc. and Subsidiaries as of November 30, 1992, and for the years ended November 30, 1992 and 1991, which reports are incorporated by reference in Genetics Institute, Inc. 1993 Annual Report on Form 10-K.


                                                COOPERS & LYBRAND


Boston, Massachusetts
May 20, 1994